Exhibit (c)(2)
Orion HealthCorp Preliminary Value Findings Presentation to the Special Committee of the Board of Directors Michael S. Blake, CFA Stuart Johnston August 24, 2007

Orion HealthCorp Plan De-list from American Stock Exchange and relieve ONH from regulatory reporting requirements and associated costs Reverse stock split of approximately 2,500 to 1 Buy back Class A (Common) shares Reduce number of shareholders to under 300

Bottom Line Calculated fair market value of Class A (Common) stock on a minority, marketable basis is $0.1908. Relying on income approach, considered market approaches Up to 7 cents/share premium may be indicated by market Room to maneuver

Valuation Process Determine overall valuation of ONH Income approach (discounted cash flow) Market approach Comparable companies Similar transactions Consider external and other factors Allocate value among classes of stock Specify dilution (impact of options, warrants) by specifying exercise behavior Determine base common share price Sensitivity analysis

Industry Analysis 2002 2003 2004 2005 2006 2007 (F) 2008 (F) 2009 (F) 2010 (F) 2011 (F) % Growth 0.099 0.056 0.076 0.07 0.063 0.073 0.069 0.062 0.062 0.061 The healthcare industry is expected to continue growing (Integra Information Service - SIC 8062)

Projected Growth 2007 (F) 2008 (F) 2009 (F) 2010 (F) 2011 (F) Industry Growth 0.073 0.069 0.062 0.062 0.061 GDP Growth 0.044 0.047 0.052 0.055 0.056 ONH Low Growth 0.071 0.06 0.05 0.04 ONH Base Growth 0.091 0.08 0.07 0.06 ONH High Growth 0.111 0.1 0.09 0.08 Projected growth is somewhat higher than the industry and the economy

WACC/Discount Rate Data Industry Ideal Pre-Transaction Post-Transaction Risk free rate (Rf) 4.99% 4.99% 4.99% Market premium (Rm) 7.13% 7.13% 7.13% Small capitalization premium (Rs) 6.50% 6.50% 6.50% Industry-specific risk (Rc) -0.33% -0.33% -0.33% Company specific risk (Rc) 2.00% 2.00% 2.00% Cost of equity (Ke) 20.29% 20.29% 20.29% Borrowing rate (Kb) 10.25% 8.82% 8.82% Tax rate (t) 39.00% 39.00% 39.00% After tax cost of debt (Kd) 6.25% 5.38% 5.38% Debt portion of capital structure 60.0% 60.5% 81.0% Equity portion of capital structure 40.0% 39.5% 19.0% Weighted average cost of capital 11.87% 11.26% 8.21% Weighted average cost of capital (rounded) 12.00% 11.00% 8.00% Post-transaction borrowing rate may increase due to ONH's increased leverage.

The DCF Model

ONH Value Result, Income Approach PV of forecasted cash flows $ 7,667,010 PV of residual value 30,804,936 Business enterprise value 38,471,946 Add: Net operating loss tax benefit 872,424 Less: Interest bearing debt outstanding 13,666,996 Equity value on a minority, marketable basis $ 25,677,374

Equity Trading Analysis

ONH Short Sales Date 7/15/2002 8/15/2002 10/15/2002 11/15/2002 1/15/2003 4/15/2003 7/15/2003 9/15/2003 10/15/2003 1/15/2004 3/15/2004 6/15/2004 7/15/2004 9/15/2004 10/15/2004 4/15/2005 6/15/2005 8/15/2005 9/15/2005 11/15/2005 12/15/2005 5/15/2006 6/15/2006 8/15/2006 9/15/2006 11/15/2006 12/15/2006 2/15/2007 5/15/2007 6/15/2007 Short Interest 0.01 0.19 0.01 0.05 0 0.21 0.12 0.14 0 0.01 0 0.03 0.1 0.14 0 0.02 0.2 0.02 0.2 0.83 0.47 1.37 0.19 0.87 0.29 0.41 0.35 0 0.01 0.01 Short sellers do not appear interested in ONH, which could indicate the market does not feel ONH shares are presently significantly overpriced.

ONH Chart ONH S&P 500 7/1/2002 23.2 968.65 7/2/2002 23.7 948.09 7/3/2002 25.4 953.99 7/5/2002 26 989.03 7/8/2002 24.9 976.98 7/9/2002 24.8 952.83 7/10/2002 23.7 920.47 7/11/2002 21.5 927.37 7/12/2002 21.2 921.39 7/15/2002 20 917.93 7/16/2002 24.6 900.94 7/17/2002 23.5 906.04 7/18/2002 22.4 881.56 7/19/2002 21.5 847.75 7/22/2002 20.6 819.85 7/23/2002 20 797.7 7/24/2002 20.5 843.43 7/25/2002 20.9 838.68 7/26/2002 20 852.84 7/29/2002 20.1 898.96 7/30/2002 20 902.78 7/31/2002 20.6 911.62 8/1/2002 20.2 884.66 8/2/2002 19.7 864.24 8/5/2002 20 834.6 8/6/2002 19.9 859.57 8/7/2002 19.3 876.77 8/8/2002 18.9 905.46 8/9/2002 18.5 908.64 8/12/2002 20 903.8 8/13/2002 19 884.21 8/14/2002 14.8 919.62 8/15/2002 10.8 930.25 8/16/2002 11.9 928.77 8/19/2002 11.3 950.7 8/20/2002 11.4 937.43 8/21/2002 10.8 949.36 8/22/2002 11.1 962.7 8/23/2002 11.6 940.86 8/26/2002 11.5 947.95 8/27/2002 11.5 934.82 8/28/2002 11.5 917.87 8/29/2002 10.7 917.8 8/30/2002 10.6 916.07 9/3/2002 10 878.02 9/4/2002 9.2 893.4 9/5/2002 7.9 879.15 9/6/2002 8.8 893.92 9/9/2002 8.9 902.96 9/10/2002 8 909.58 9/11/2002 7.7 909.45 9/12/2002 7 886.91 9/13/2002 5.5 889.81 9/16/2002 5 891.1 9/17/2002 4 873.52 9/18/2002 4.7 869.46 9/19/2002 5.1 843.32 9/20/2002 4.8 845.39 9/23/2002 3.8 833.7 9/24/2002 4 819.29 9/25/2002 3.8 839.66 9/26/2002 3.8 854.95 9/27/2002 3.5 827.37 9/30/2002 3.8 815.28 10/1/2002 3.2 847.91 10/2/2002 3.6 827.91 10/3/2002 3.8 818.95 10/4/2002 3.4 800.58 10/7/2002 3.1 785.28 10/8/2002 3.5 798.55 10/9/2002 3.2 776.76 10/10/2002 2.7 803.92 10/11/2002 3.1 835.32 10/14/2002 3.3 841.44 10/15/2002 3.7 881.27 10/16/2002 3.7 860.02 10/17/2002 3 879.2 10/18/2002 3.2 884.39 10/21/2002 3.3 899.72 10/22/2002 3.6 890.16 10/23/2002 3.4 896.14 10/24/2002 2.8 882.5 10/25/2002 3 897.65 10/28/2002 2.8 890.23 10/29/2002 2.7 882.15 10/30/2002 2.6 890.71 10/31/2002 2.9 885.76 11/1/2002 4.4 900.96 11/4/2002 5.6 908.35 11/5/2002 5.5 915.39 11/6/2002 5.8 923.76 11/7/2002 6.2 902.65 11/8/2002 6.1 894.74 11/11/2002 5.8 876.19 11/12/2002 5.8 882.95 11/13/2002 5.3 882.53 11/14/2002 4.8 904.27 11/15/2002 6.2 909.83 11/18/2002 7 900.36 The general recent rise in the broad market has not translated into increased value for ONH shares

ONH Liquidity % Volume/Float Avg. Daily Volume 2002 0.00027 3850 2003 0.00042 10514 2004 0.00018 5252 2005 0.00065 7328 2006 0.00022 23592 YTD 2007 0.00039 41536 The market for ONH shares is not particularly active

ONH Stock Behavior Closing Price 5/16/2005 1 5/17/2005 0.99 5/18/2005 0.96 5/19/2005 0.94 5/23/2005 0.89 5/24/2005 0.88 5/25/2005 0.79 5/26/2005 0.89 5/27/2005 1.04 5/31/2005 1.09 6/1/2005 1.05 6/2/2005 1.05 6/3/2005 1.05 6/6/2005 1.04 6/7/2005 1.04 6/8/2005 1.03 6/9/2005 1.06 6/14/2005 0.97 6/15/2005 0.98 6/17/2005 0.84 6/20/2005 0.9 6/21/2005 0.85 6/22/2005 0.73 6/23/2005 0.75 6/24/2005 0.81 6/27/2005 0.8 6/28/2005 0.78 6/29/2005 0.83 6/30/2005 0.84 7/1/2005 0.79 7/5/2005 0.8 7/6/2005 0.8 7/7/2005 0.79 7/8/2005 0.79 7/11/2005 0.76 7/12/2005 0.75 7/13/2005 0.82 7/14/2005 0.8 7/18/2005 0.76 7/19/2005 0.69 7/20/2005 0.69 7/21/2005 0.67 7/22/2005 0.67 7/28/2005 0.66 8/1/2005 0.65 8/2/2005 0.67 8/3/2005 0.64 8/4/2005 0.62 8/5/2005 0.63 8/8/2005 0.6 8/10/2005 0.49 8/11/2005 0.49 8/12/2005 0.5 8/15/2005 0.48 8/16/2005 0.5 8/19/2005 0.47 8/22/2005 0.5 8/23/2005 0.53 8/24/2005 0.49 8/25/2005 0.45 8/26/2005 0.47 8/29/2005 0.45 8/30/2005 0.44 8/31/2005 0.45 9/1/2005 0.45 9/2/2005 0.45 9/6/2005 0.46 9/7/2005 0.49 9/8/2005 0.55 9/9/2005 0.55 9/12/2005 0.55 9/13/2005 0.51 9/14/2005 0.43 9/15/2005 0.44 9/16/2005 0.43 9/19/2005 0.45 9/20/2005 0.42 9/21/2005 0.41 9/23/2005 0.43 9/26/2005 0.43 9/27/2005 0.38 9/28/2005 0.38 9/29/2005 0.39 9/30/2005 0.39 10/3/2005 0.38 10/4/2005 0.38 10/5/2005 0.4 10/6/2005 0.44 10/7/2005 0.45 10/10/2005 0.48 10/11/2005 0.47 10/12/2005 0.44 10/13/2005 0.44 10/14/2005 0.45 10/17/2005 0.4 10/18/2005 0.44 10/19/2005 0.38 10/20/2005 0.43 10/21/2005 0.43 In the last 15 months, the share price has been between $0.11 and $0.30

Market Approach

Comparable Companies Comparable Companies Revenue multiple is best because forward-looking EBITDA is too small ($394K based on Q2 earnings call). Implied value of $33.9 million

Comparable Transactions Comparable Transactions Only one recent transaction is comparable to ONH in size. Probably not a reliable valuation metric. Implied value of $64.5 million

Value Allocation

Allocation of Value Multiple equity classes "Current Value" or waterfall method is generally not valid except where going concern assumption is in question Liquidation preferences Cumulative preferred dividends Participation features Conversion features

The Option Method Each equity series is a claim on the enterprise value We prefer lattice pricing model for privately held companies, but Black-Scholes can be used The result tells you how much of the enterprise value belongs to that particular series.

Example on Setting the Exercise Price Example: Series A LQP = LQPA Series B LQP = LQPB Residual Value Series B Exercise = $0 Residual Exercise = $LQPB + $LQPA Senior series has lower exercise price, therefore more value. Residual value is value not directly claimed by a series that is available to be distributed to preferred and common shareholders. Series A Exercise = $LQPB MM A B R

Option Parameters Time: Expiration of option, liquidity event Stock Price: Enterprise value Exercise Price: Cumulative liquidation preference Volatility Use ONH's historical volatility (0.204)

Exercise Price - General Concepts Note: Senior series tend to have greater value because they get their money back first. A given series will convert only if common equivalent value is greater than liquidation preference. Determine each liquidation preference and relative seniority.

Quantify Dilution The key difference between warrants and options is that new stock is issued when warrants are exercised. Employee stock options are misnamed - they are actually warrants. Newly-created warrants absorb value from other classes. Failure to account for dilution results in overvalued options. Can assume full dilution and be done with it, but is that realistic?

Multiple Warrant Valuation Subsequent warrant issues are valued correctly by considering the possibility of prior issues being called For example, if the current stock price is above the exercise price, the model weights the value given based on the assumption that prior warrants are called more heavily The probability that the prior warrant issues will be called is given by the equation for Pi

How to Value Warrants with Multiple Issues Source: Darsinos, Theofanis and Satchell, Stephen, "On the Valuation of Warrants and Executive Stock Options: Pricing Formulae for Firms with Multiple Warrants/Executive Options", University of Cambridge Working Papers, April 2002.

Adjust Value for Dilution Dilution model will refine equity allocation among classes and series Divide each class by diluted share numbers to arrive at final value per share

Summary of Dilution Impact

Equity Value Distribution 1st Qtr Series D preferred stock 0.207576226 Common stock 0.783891967 Common options 0.008531807 Most of ONH's value is in the common shares (that doesn't mean they are necessarily the most valuable).

Dilution Impact of Options As shown here, assuming full dilution is inaccurate

Final Value Allocation

Sensitivity Analysis

Sensitivity Analysis - WACC WACC Class A Share Value 9% $0.31 10% $0.24 11% $0.19 12% $0.15 13% $0.11 Share value is highly sensitive to the discount rate

Sensitivity - Terminal Growth Terminal Growth Rate Class A Share Value 6% $0.27 5% $0.23 4% $0.19 3% $0.16 2% $0.14 Share value is sensitive to the terminal growth rate - more so than the near- term growth rates. We used the Gordon Growth Model to calculate the terminal value

Market Premia and Fairness Implications Must account for the fact that a strategic or other buyer could offer to buy ONH Satisfy SEC and shareholders that either that's very unlikely or comparable is offered Q1 2007 private buy-side premiums were 18.7% on average, strategic buy-side premiums were 37.4%* Private Strategic Base Price 0.19 0.19 Premium 0.04 0.07 *2007 Thomson Financial Research

Other Considerations Value of ONH will change when it goes private and unburdens itself of compliance expenses. Value will probably increase. Acquisition strategy will likely change ONH's value. Classification of debt held by related parties ($4.82 MM). Is it really debt? Bloc sales/purchases can impact value Other comps Adjustments to financials?

Thanks! Questions and Comments?